As filed with the Securities and Exchange Commission on July 28, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	68-0070656 (I.R.S. Employer Identification Number)

773 San Marin Drive
Suite 2215
Novato, California  94998

(Address of Principal Executive Offices)

WILLIS LEASE FINANCE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Dean M. Poulakidas

Senior Vice President and General Counsel

Willis Lease Finance Corporation

773 San Marin Drive
Suite 2215

Novato, California  94998

(Name and address of agent for service)

(415) 408-4700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share, including any associated preferred stock purchase rights(1)	75,000	$25.45	$1,908,750	$221.23

(1)                                 Rights to purchase preferred stock as described in the Registrant’s Rights Agreement are attached to and traded with the Registrant’s Common Stock. The value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2)                                 Pursuant to Rule 416(a), this registration statement shall also cover any additional common stock of the Registrant that may be offered or issued in connection with any stock split, stock dividend or similar transaction which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(3)                                 Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based upon the average of the high and low prices per share of Registrant’s common stock on July 25, 2017 as reported by the Nasdaq Stock Market, LLC.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Willis Lease Finance Corporation, a Delaware corporation (the “Registrant”), relating to an additional 75,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued to eligible employees of the Registrant in accordance with the terms of the Registrant’s Employee Stock Purchase Plan.

PART I

[Not Filed]

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)                                 Registrant’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2017;

(2)                                 Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed on May 10, 2017;

(3)                                 Registrant’s current reports on Form 8-K filed with the SEC on April 5, 2017, May 9, 2017 and May 30, 2017;

(4)                                 The description of Registrant’s Common Stock contained in Registrant’s registration statement File No. 333-39865 on Form S-1, as filed with the SEC on November 10, 1997 including any amendments or reports filed for the purpose of updating that description; and

(5)                                 Registrant’s Current Report on Form 8-K, filed with the Commission on October 4, 1999, in which there is described certain rights granted to stockholders as set forth in a Rights Agreement attached as an exhibit thereto; and Registrant’s Annual Report on Form 10-K, filed with the Commission on March 31, 2009 in which the Second and Third Amendments to Rights Agreement are attached as exhibits thereto, including any amendments or reports filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement or such document. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby has been passed upon for the Registrant by Mr. Dean M. Poulakidas, Senior Vice President, General Counsel and Corporate Secretary of the Registrant.  Mr. Poulakidas is an officer and full-time employee of the Registrant and beneficially owns shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

To the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s Amended Certificate of Incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach of fiduciary duty as a director.  Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant’s Bylaws provides for indemnification of its directors, officers, employees or agents to the maximum extent permitted under the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its officers and directors, which are intended to provide the Registrant’s officers and directors with indemnification to the maximum extent permitted under the Delaware General Corporation Law.

                The Registrant’s Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the Delaware General

Corporation Law.  The Registrant currently has secured insurance on behalf of its officers, directors and certain employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Certificate of Incorporation, dated March 12, 1998, as amended by the Certificate of Amendment of Certificate of Incorporation, dated May 6, 1998 (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 31, 2009).

4.2

Bylaws, dated April 18, 2001 as amended by (1) Amendment to Bylaws, dated November 13, 2001, (2) Amendment to Bylaws, dated December 16, 2008 (incorporated by reference to Exhibit 3.2 to Form 10-K filed on March 31, 2009), (3) Amendment to Bylaws, dated September 28, 2010 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 1, 2010), (4) Amendment to Bylaws, dated August 5, 2013 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 9, 2013), and (5) Amendment to Bylaws, dated October 7, 2016 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 18, 2016).

4.3

Rights Agreement dated as of September 24, 1999, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 4, 1999).

4.4

Second Amendment to Rights Agreement dated as of December 15, 2005, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.5 to Form 10-K filed on March 31, 2009).

4.5

Third Amendment to Rights Agreement dated as of September 30, 2008, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.6 to Form 10-K filed on March 31, 2009).

4.6

Form of Certificate of Designations of the Registrant with respect to the Series I Junior Participating Preferred Stock (formerly known as “Series A Junior Participating Preferred Stock”) (incorporated by reference to Exhibit 4.7 to Form 10-K filed on March 31, 2009).

4.7

Form of Amendment No. 1 to Certificate of Designations of the Registrant with respect to Series I Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.8 to Form 10-K filed on March 31, 2009).

5.1	Opinion of Dean M. Poulakidas.

23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.2	Consent of Dean M. Poulakidas (contained in Exhibit 5.1).

24	Power of Attorney (included on the signature pages to this Registration Statement).

99.1	The Willis Lease Finance Corporation Employee Stock Purchase Plan (filed as Exhibit A to the Definitive Proxy Statement filed with the SEC on April 28, 2017).

Item 9. Undertakings.

A.                                    The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 28th day of July, 2017.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Charles F. Willis, IV
Charles F. Willis, IV
Chief Executive Officer and Director

POWER OF ATTORNEY

That each person whose signature appears below constitutes and appoints Charles F. Willis, IV, Scott B. Flaherty and Dean M. Poulakidas, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles F. Willis, IV	Chief Executive Officer and Director	July 28, 2017
Charles F. Willis, IV	(Principal Executive Officer)

/s/ Scott B. Flaherty	Chief Financial Officer	July 28, 2017
Scott B. Flaherty	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Hans Joerg Hunziker	Director	July 28, 2017
Hans Joerg Hunziker

/s/ Robert J. Keady	Director	July 28, 2017
Robert J. Keady

/s/ Robert T. Morris	Director	July 28, 2017
Robert T. Morris

/s/ Austin C. Willis	Director	July 28, 2017
Austin C. Willis

EXHIBIT INDEX

Exhibit No.	Description

4.1

Certificate of Incorporation, dated March 12, 1998, as amended by the Certificate of Amendment of Certificate of Incorporation, dated May 6, 1998 (incorporated by reference to Exhibit 3.1 to Form 10-K filed on March 31, 2009).

4.2

Bylaws, dated April 18, 2001 as amended by (1) Amendment to Bylaws, dated November 13, 2001, (2) Amendment to Bylaws, dated December 16, 2008 (incorporated by reference to Exhibit 3.2 to Form 10-K filed on March 31, 2009), (3) Amendment to Bylaws, dated September 28, 2010 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on October 1, 2010), (4) Amendment to Bylaws, dated August 5, 2013 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 9, 2013), and (5) Amendment to Bylaws, dated October 7, 2016 (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 18, 2016).

4.3

Rights Agreement dated as of September 24, 1999, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 4, 1999).

4.4

Second Amendment to Rights Agreement dated as of December 15, 2005, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.5 to Form 10-K filed on March 31, 2009).

4.5

Third Amendment to Rights Agreement dated as of September 30, 2008, by and between Willis Lease Finance Corporation and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.6 to Form 10-K filed on March 31, 2009).

4.6

Form of Certificate of Designations of the Registrant with respect to the Series I Junior Participating Preferred Stock (formerly known as “Series A Junior Participating Preferred Stock”) (incorporated by reference to Exhibit 4.7 to Form 10-K filed on March 31, 2009).

4.7

Form of Amendment No. 1 to Certificate of Designations of the Registrant with respect to Series I Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.8 to Form 10-K filed on March 31, 2009).

5.1	Opinion of Dean M. Poulakidas.

23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.2	Consent of Dean M. Poulakidas (contained in Exhibit 5.1).

24	Power of Attorney (included on the signature pages to this Registration Statement).

99.1	The Willis Lease Finance Corporation Employee Stock Purchase Plan (filed as Exhibit A to the Definitive Proxy Statement filed with the SEC on April 28, 2017).